As filed with the Securities and Exchange Commission on November 21, 2012

File No. 333-163855

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

LNL Agent’s 401(k) Savings Plan
(Exact Name of Registrant as Specified in Its Charter)

N/A
(State or Other Jurisdiction of Incorporation or Organization)

35-0472300
(I.R.S. Employer Identification No.)

1300 South Clinton Street
Fort Wayne, IN  46802
(260) 455-2000

(Address, Including Zip Code, and Telephone Number, Including
Area Code, of Registrant's Principal Executive Offices)

Adam G. Ciongoli
Executive Vice President & General Counsel
Lincoln National Corporation
150 N. Radnor Chester Road
Radnor, PA  19087
(484) 583-1400

(Name, Address, Including Zip Code, and Telephone Number, Including
Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
______________________

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  [X]

 If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.  (Check one):  Large accelerated filer [  ]   Accelerated filer [  ] Non-accelerated filer [  ]      Smaller reporting company [X]

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

The Lincoln National Life Insurance Company Agents’ Savings and Profit Sharing Plan (the “Plan”) initially filed a Registration Statement on Form S-1 (file no. 333-163855) with the Securities and Exchange Commission on December 18, 2009 (the “Registration Statement) pursuant to which the Plan registered plan interests related to the 4,000,000 shares of Common Stock (no par value) of Lincoln National Corporation being offered or sold pursuant to the Plan.  The Common Stock was separately registered under a Registration Statement on Form S-3 of Lincoln National Corporation (“LNC”) (Registration No. 333-163672).

The prospectus included in this Registration Statement is a combined prospectus pursuant to Rule 429 of the Securities Act of 1933, as amended.  The combined prospectus relates to this Registration Statement as well as the Registration Statements on Form S-3 (Registration Nos. 333-163672 and 333-185105) registering the common stock of LNC.

This Post-Effective Amendment No. 1 is being filed to update the above referenced registration statement on Form S-3 and to reflect the name change of the Plan to the new name LNL Agents’ 401(k) Savings Plan.  This filing does not involve the registration of any additional plan interests.

SIGNATURES

LNL Agents’ 401(k) Savings Plan

Pursuant to the requirements of the Securities Act of 1933, the Plan has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Radnor, Commonwealth of Pennsylvania, on the 21st day of November, 2012.

LNL Agents’ 401(k) Savings Plan

By:	George A. Murphy
George A. Murphy, Chair
Lincoln National Corporation Benefits Committee